Exhibit 99.1

Contacts:	Harold A. Hurwitz
Micro Therapeutics, Inc.
949/837-3700

Rob Whetstone/Robert Jaffe
PondelWilkinson Inc.
310/279-5963

MICRO THERAPEUTICS REPORTS 2004 THIRD QUARTER FINANCIAL RESULTS

— Conference Call Scheduled for Today at 8:00 a.m. PST;

Simultaneous Webcast at www.1mti.com —

Irvine, Calif. – November 4, 2004 – Micro Therapeutics, Inc. (MTI) (NASDAQ:MTIX) today reported financial results for the third quarter ended September 30, 2004.

For the 2004 third quarter, net sales were $8.2 million, a 57% increase over net sales of $5.2 million in the third quarter of last year. Revenues from MTI’s neuro embolic products, comprising the Sapphire and NXT families of detachable coils, and Onyx®, the company’s proprietary liquid embolic material, increased 69% to $2.9 million, compared with $1.7 million in the 2003 third quarter. Neuro access and delivery products, which include the company’s portfolio of micro catheters, guidewires and balloons, rose 61% to $4.7 million, compared with $2.9 million in the 2003 third quarter.

For the first nine months of 2004, net sales grew 56% to $24.8 million from $15.9 million in 2003. Neuro embolic product revenues were $8.4 million, representing a 58% increase from revenues of $5.3 million for the corresponding period in 2003. Neuro access and delivery products increased 69% to $14.3 million, compared with $8.4 million in 2003.

Net sales in the U.S. increased 65% to $3.1 million for the 2004 third quarter and 60%, or $8.8 million, for the first nine months of 2004. International net sales in 2004 were $5.1 million for the third quarter and $16.1 million for the first nine months, representing growth rates over comparable prior periods of 52% and 53%, respectively.

Gross margin for the third quarter of 2004 was 62%, versus 61% in the same period last year. For the first nine months of 2004, gross margin decreased to 59% from 62% in the comparable period of 2003,

reflecting production costs associated with the 2004 first quarter introduction of the new NXT coil platform, and expansion of embolic coil manufacturing capacity, including the initiation of coil production in the U.S.

Operating expenses increased in the 2004 third quarter to $11.3 million, compared with $9.5 million in the prior year. For the first nine months of 2004, operating expenses were $32.9 million, compared to $31.0 million in the comparable period of 2003. Included in operating expenses were costs associated with intellectual property litigation amounting to $1.6 million for the 2004 third quarter and $0.9 million for the 2003 third quarter. For the first nine months of 2004 and 2003, litigation-related costs were $6.1 million and $2.7 million, respectively.

Net loss for the 2004 third quarter was $15.5 million, or $0.34 per share, compared with net loss of $6.3 million, or $0.18 per share, in 2003. Included in the 2004 third quarter financial results was a $9.1 million non-cash charge related to the value ascribed to the exchange feature of promissory notes sold by MTI in a June 2004 private placement that raised $21 million.

Net loss for the first nine months of 2004 was $31.9 million, or $0.76 per share, compared to net loss of $7.1 million, or $0.22 per share, in the 2003 period. Included in the 2004 nine-month financial results was the $9.1 million non-cash charge described above, a $6.3 million non-cash charge recorded in the first quarter related to the exchange feature of promissory notes sold by MTI in December 2003 and exchanged for MTI common stock in January 2004, and a gain of $1.7 million from the receipt in the second quarter of previously escrowed funds related to the company’s sale of its minority interest in Enteric Medical Technologies in 2002. Financial results for the first nine months of 2003 include a gain of $14.6 million related to milestone payments received in 2003 in connection with the Enteric transaction.

Weighted average shares outstanding for the third quarters of 2004 and 2003 were 45.0 million and 35.0 million, respectively, and weighted average shares outstanding for the first nine months of 2004 and 2003 were 42.0 million and 33.0 million, respectively.

Conference Call Information

The company will host a conference call today with interested parties beginning at 8:00 a.m. PST to review the results of operations for the third quarter of 2004 and other recent events. Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s revenues, margins, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call. Any interested party may listen to the conference call through a live audio Internet broadcast at www.1mti.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at www.1mti.com for approximately one year.

About Micro Therapeutics, Inc.

MTI develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disorders. The company’s primary focus is on catheter based technologies and products for the interventional neuroradiology market. Micro Therapeutics’ products include the Sapphire® and NXT lines of embolic coils, the ONYX® liquid embolic system, and a broad line of micro catheters, guidewires, and occlusion balloons that are utilized in the treatment of cerebral vascular disorders.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: product demand and market acceptance, the impact of competitive products and pricing, effectiveness and pace of current and future product development, success of clinical testing, the impact of intellectual property litigation and regulatory approval. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-QSB, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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FINANCIAL TABLES FOLLOW

MICRO THERAPEUTICS, INC.

Statement of Operations Data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net sales	$8,171,000	$5,208,000	$24,847,000	$15,943,000
Cost of sales	3,144,000	2,033,000	10,125,000	6,018,000

Gross profit	5,027,000	3,175,000	14,722,000	9,925,000

Operating expenses
Research & development, clinical & regulatory	3,607,000	4,071,000	10,962,000	14,017,000
Selling, general & administrative	7,117,000	5,393,000	21,179,000	17,017,000
Distributor termination	554,000	—	769,000	—

Total operating expenses	11,278,000	9,464,000	32,910,000	31,034,000

Loss from operations	(6,251,000)	(6,289,000)	(18,188,000)	(21,109,000)

Other income (expense)
Gain on sale of investment	—	—	1,728,000	14,647,000
Stock issuance expenses	—	—	—	(600,000)
Amortization of exchange feature of notes payable	(9,148,000)	—	(15,436,000)	—
Other	(54,000)	(36,000)	(22,000)	(67,000)

Total other income (expense)	(9,202,000)	(36,000)	(13,730,000)	13,980,000

Loss before taxes	(15,453,000)	(6,325,000)	(31,918,000)	(7,129,000)
Income tax expense	—	—	2,000	2,000

Net loss	(15,453,000)	(6,325,000)	(31,920,000)	(7,131,000)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	3,000	(20,000)	(7,000)	(161,000)

Total other comprehensive gain (loss)	3,000	(20,000)	(7,000)	(161,000)

Comprehensive loss	$(15,450,000)	$(6,345,000)	$(31,927,000)	$(7,292,000)

Per share information
Net loss available to common stockholders	$(15,453,000)	$(6,325,000)	$(31,920,000)	$(7,131,000)
Net loss per share (basic and diluted)	$(0.34)	$(0.18)	$(0.76)	$(0.22)
Shares used in computation of net loss per share	45,045,000	35,004,000	41,958,000	33,001,000

MICRO THERAPEUTICS, INC.

Selected Balance Sheet Data

(unaudited)

	September 30,
	2004	2003
Cash and cash equivalents	$15,520,000	$4,783,000
Working capital	$20,067,000	$10,879,000
Total assets	$65,892,000	$46,706,000
Accumulated deficit	$(140,684,000)	$(103,107,000)
Total stockholders’ equity	$53,691,000	$37,867,000

MICRO THERAPEUTICS, INC.

Revenues by Segment

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Product Segments
Embolic products	$2,905,000	$1,715,000	$8,422,000	$5,330,000
Neuro access and delivery products	4,651,000	2,889,000	14,269,000	8,428,000
Peripheral vascular and other products	615,000	604,000	2,156,000	2,185,000

Total net sales	$8,171,000	$5,208,000	$24,847,000	$15,943,000

Geographic Segments
United States	$3,076,000	$1,863,000	$8,772,000	$5,470,000
International	5,095,000	3,345,000	16,075,000	10,473,000

Total net sales	$8,171,000	$5,208,000	$24,847,000	$15,943,000